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                                                                  EXHIBIT 23.1
                                                                  ------------




                        Consent of Independent Auditors





        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Houghton Mifflin Company 1992 Stock Compensation Plan of our reports (a) dated January 18, 1994, with respect to the consolidated financial statements and schedules of Houghton Mifflin Company incorporated by reference in its Annual Report (Form 10-K) and (b) dated February 25, 1994, with respect to the financial statements and schedules of the Houghton Mifflin Company Employees' Savings and Thrift Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP
                                                 ERNST & YOUNG LLP


Boston, Massachusetts
October 28, 1994